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                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in HealthStar Corp.'s Registration Statement on Form S-8 (SEC File No. 333-72219) of our report dated December 7, 2000 relating to the balance sheets of M2 Ltd. as of August 31, 2000 and 1999, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, included in HealthStar Corp.'s Current Report on Form 8-K/A filed on June 18, 2001 with the Securities and Exchange Commission.





                                        /s/ GROSS, MENDELSOHN & ASSOCIATES, P.A.


Baltimore, Maryland
June 15, 2001